                                                                   EXHIBIT 10.61
                                                                   -------------

                     PATENT AND KNOW-HOW LICENSE AGREEMENT


This Agreement is entered into between


                                   Amdex A/S

                               Lerso Parkalle 42
                              DK-2100 Copenhagen 0
                                    Denmark

                (in the following referred to as the "Licensor")


and


                             Synbiotics Corporation

                               11011 Via Frontera
                                   San Diego
                               California  92127
                                      USA

                (in the following referred to as the "Licensee")


Whereas:

Licensor is entitled by virtue of the Transfer of Rights Agreement by and between Licensor and [*] to exclusive rights under the Patent and the inventions the subject of the Patent (the "Inventions") and is entitled to license other companies under the Patent and in connection with the Inventions; and

Licensor is in possession Of valuable know-how and technical information relating to the Inventions including but not limited to manufacture of water-soluble polymeric conjugates of the type described in the Patent ("Know How"); and

Licensor has informed Licensee that the various applications and patents identified in Appendix 8 hereto constitute all of the patent protection relating to the Inventions and that the current status of the applications and patents is as stated in Appendix 8;

-----------------------

[*] Certain confidential portions of this exhibit have been omitted by means of blacking out the text (the "Mark"). This exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Licensee has had the opportunity to review the patent application submitted and has reviewed the status thereof with Licensor;

Licensor has agreed to supply to Licensee the Licensed Products and has agreed that Licensee may use the Licensed Products and may use and sell Licensee Products. Licensor shall use the Know How which it has developed and which it will in future develop in the development and manufacture of the Licensed Products.

Now, therefore, in consideration of the premises and the mutual promises and covenants set forth below, Licensor and Licensee mutually agree as follows:


                                    Clause 1
                                  Definitions

"Affiliate" shall mean (a) any company owned or controlled to the extent of at
-----------
least fifty percent (50%) of its issued and voting capital by a party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company or the owner of any such company, or (b) any partnership, joint venture or other entity directly or indirectly controlled by, controlling, or under common control of, to the extent of fifty percent (50%) or more of voting power (or otherwise having power to control its general activities), a party to this Agreement, but in each case only for so long as such ownership or control shall continue.

"Agreement" shall mean this Patent and Know-How License Agreement, as amended from time to time.

"Development Project" shall mean the development/research work to be performed by Licensor under this Agreement for the creation of the Licensed Product.

"Development/Research Terms" shall mean those terms governing the development of the Licensed Product(s) as set forth in Appendix 5 attached hereto.

"Escrow Agent" shall have the meaning set forth in Appendix 1 Section (B).

"License" shall mean the license granted under this Agreement for the use of the Licensed Products, as defined below.

"License Fee" shall have the meaning set forth in Clause 16(i).

"Licensed Product" shall mean any and all [*] developed and generated by Licensor (or Licensee solely under the terms of this Agreement and utilizing Licensor Know How and the Manufacturing Details) for use in products for (i) the diagnosis and detection of infectious and other diseases in animals, (ii) the diagnosis and monitoring of allergy in animals and (iii) the measurement of hormones and drugs in animals, and any and all improvements or modifications made thereto.

"Licensee Product" shall mean those assay kits and/or other diagnostic products manufactured and sold by Licensee which incorporate the Licensed Product.

"Manufacturing Details" shall mean all technical information for the routine manufacture of the Licensed Products as set forth generally in Appendix 1 Section A and as to be deposited by Licensor with the Escrow Agent.

"Materials" shall mean all advertising and promotional materials referencing the Licensee Products.

"Minimum Payment" shall have the meaning set forth in Clause 17.

"Patent" shall mean applications for patents relating to the Inventions and patents granted pursuant to those applications as set forth in Appendix 8 to this Agreement and all applications and granted patents relating to improvements relating to the Inventions and modifications thereof. (Each shall be "a Patent", collectively "the Patents").

"Raw Material" shall mean the antibodies to be supplied by Licensee, or suppliers controlled by Licensee, to Licensor for use in the development and production of the Licensed Products.

"Territory" shall mean the geographic scope of the License as set forth in Clause 8.

"Transfer of Rights Agreement" shall mean the agreement between [*].

                                    Clause 2
                              Scope of the License

The License hereby granted to Licensee is for the supply of and use and sale of the Licensed Product incorporated into assay kits and other diagnostic products for (i) the diagnosis and detection of any and all infectious and other diseases in animals, (ii) the diagnosis and monitoring of allergy in animals and (iii) the measurement of hormones and drugs in animals (the "Licensee Products").

Excluded from the License is the use and sale of assay kits and other diagnostic products incorporating the Licensed Products in the research and development of medicines for human therapeutic use.

Also excluded from the License shall be conjugates developed for hormone determination in animals for research and development purposes and drugs of abuse in animals.

In the event of a default by Licensor under the provisions of Clause 25 and Appendix 1 hereof, Licensee is hereby granted an exclusive license to produce, use and sell the Licensed Products directly utilizing the Know-How and Manufacturing Details held in escrow by the Escrow Agent on the same terms and conditions as set forth herein (the "Default License").


                                    Clause 3
                         Technical Field of Application

The License hereby granted is for Licensee's use of the Licensed Product only as labelled with the two classes of labels, enzymes and dyes. The class of enzymes includes, but is not limited to, [*] and [*] and the class of dyes includes, but is not limited to, [*] and [*]. Excluded from the class of dyes are the [*] dyes. The Licensed Product may be used as a primary or as a secondary reagent incorporating [*]. The Licensed Product may be used in all assay formats for example the standard microwell format (i.e. 96 well microtitre plates), dipstics, lateral flow devices or flow-through membrane devices.

                                    Clause 4
                             Exclusivity of License

The License is exclusive for the scope defined in Clause 2 and the technical field of application defined in Clause 3 above. The exclusive grant hereunder shall remain in effect for the term of this License and any Default License, except as set forth in Clause 27(i) hereof.


                                    Clause 5
                                 Authorization

Licensor has all necessary consents, permits or authorizations required under current law from any relevant governmental body or from any other person, firm or corporation under any Agreement to which Licensor may be a party to grant this License to Licensee and to perform the obligations set forth herein. Licensor agrees to keep in force all agreements which would affect the validity of this License including, but not limited to, the Transfer of Rights Agreement.


                                    Clause 6
                        Non Assignment and Non Disposal

Neither party shall assign, sub-contract or otherwise dispose of the whole or any part of its rights and obligations under this Agreement without the prior written consent of the other except that either party may assign the benefit of this Agreement to any of its Affiliates. No such assignment shall relieve the assigning party of its obligations hereunder at the time of its assignment.
This Agreement shall be assigned to any party that purchases all or substantially all of the assets or the conjugate business of Licensor. Licensor shall provide any purchaser of substantially all of its assets or its conjugate business with a copy of this Agreement and shall obtain from such purchaser written confirmation of their understanding and acceptance of the terms hereof and the obligations contained herein.


                                    Clause 7
                             Grant of Sub-Licenses

Licensee shall not grant a sub-license to any party, except an Affiliate of Licensee, without consent from Licensor.


                                    Clause 8
                              Territory of License

The License is granted on a worldwide basis.


                                    Clause 9
                                   Trademarks

Each and every Licensee Product shall be advertised and sold by Licensee under both Licensee's and Licensor's trademark. Licensor's trademark shall be displayed according to the guidelines set out in Appendix 4 attached hereto.

Licensee's trademarks shall at all times remain the exclusive property of Licensee and shall not be used by Licensor without the express written permission of Licensee.

To the best of Licensor's knowledge, Licensee may lawfully import, distribute, advertise, market, promote, offer for sale, and sell the Licensee Products under Licensor's registered trademark in the Territory. Licensor shall take charge of any negotiation or litigation arising out of any claim against Licensee for infringement. The costs involved in undertaking any such negotiation and/or litigation shall be borne by Licensor. Any damages or penalties assessed against Licensee shall be borne by Licensor. In addition, if Licensor's trademark is determined to infringe a third party trademark, Licensee shall be compensated by Licensor for all costs related to the removal of the infringing trademark from any Licensee Products in production and/or in Licensee's inventory and any promotional or marketing materials incorporating the infringing trademark. Licensee shall use commercially reasonable efforts to mitigate any damages arising from the events set forth in this provision.

In the event that either party learns of any perceived infringement of the registered trademark by a third party, the party learning of the alleged infringement will promptly inform the other party hereto and Licensor agrees to advise the third party of the registered trademark.

If Licensor notifies Licensee at any time of its decision not to bring any enforcement action against any alleged infringer then Licensee will have the right, but not the obligation, to prosecute any infringement of the trademark at its own expense and in its own name or, if required by law, in the name of Licensor.

In the event that this Agreement is terminated, notwithstanding the reason therefore, Licensee shall automatically and immediately lose the right to use Licensor's trademark. Notwithstanding the foregoing, Licensee shall be permitted to sell any Licensee Products in its existing inventory or in production as of the date of termination without being in breach of this Clause 9 in particular or this Agreement in general.

Licensee shall not register nor have registered Licensor's trademark set forth in Appendix 4.


                                   Clause 10
                             Technical Information

Licensor shall supply Licensee with all relevant technical information required for the purposes only of this Agreement.

No information, however, shall be supplied by Licensor enabling Licensee to manufacture the Licensed Products, except as required in Clause 16, cfr. Appendix 1 and Clause 25.


                                   Clause 11
                   Responsibility for Claims by Third Parties

Licensor undertakes that the use and/or sale of the Licensed Products by Licensee does not and will not infringe any patent, registered design, trade mark or other intellectual property right of any third party and agrees to indemnify Licensee in respect of any claims, costs (including legal costs), losses, expenses or damages it may incur as a direct result of the breach of this undertaking. This does not extend to loss of profit. Licensor agrees to use its best efforts to remedy any infringement or violation and to mitigate any damages in connection therewith.

In the event of an infringement occurring Licensor will, at Licensor's cost, use commercially diligent efforts either to procure the right for Licensee to continue to sell the infringing products, or to replace the infringing products with suitable non-infringing products.

In the event of Licensor being unable to procure the right for Licensee to continue to sell the infringing products or to replace the infringing products with suitable non-infringing products within a reasonable time, Licensee will be able to terminate this Agreement forthwith by written notice to the Licensor. Licensor shall compensate Licensee for any Licensee Products in production or inventory which cannot be sold by Licensee or its customers as a result of Licensor's infringement and shall reimburse Licensee for the costs of reproducing any and all promotional, marketing or other commercial materials referencing the infringing products. Licensor's liability hereunder shall be limited to the lesser of (i) actual costs. damages or expenses or (ii) [*] US Dollars (US$[*]). Licensee shall use commercially reasonable efforts to mitigate any damages arising from the events set forth in this provision.


                                   Clause 12
                                    Novelty

Licensor does not warrant that the Licensed Product is novel but undertakes that it is not aware of any prior art or prior use which might result in the Licensed Product and Inventions being held to be not novel and not inventive. In the event that the Patent is rejected or held to be invalid by reason of prior publication or prior use, Licensee shall as of that point cease paying to Licensor royalties in respect of the Licensed Product (or that portion of the royalties relating to the jurisdiction where the Patent has been rejected or held to be invalid). Licensor shall, however, continue to provide Licensee with the Licensed Product and Licensee shall pay Licensor in respect of the provision of such product in accordance with Clauses 16 and 17 hereof.

If the Patent is void and if a reputable third party supplier is able to provide Licensee with products that are equally effective as the Licensed Products at a cost that is at least [*] per cent ([*]%) less than the cost of the Licensed Products under this Agreement, including all applicable royalty or product payments then Licensee shall have the right to terminate this Agreement, after Licensor has had the opportunity to match such price and has refused, on [*] days written notice.


                                   Clause 13
               Industrial Realization and Commercial Exploitation

Licensor does not warrant that the Licensed Product is capable of industrial realization nor shall Licensor be responsible for the consequences of any failure so to realize it. In addition, Licensor does not warrant that the Licensed Product is capable of commercial exploitation, the risks of such exploitation being assumed solely by Licensee.


                                   Clause 14
            Manufacture and Supply of Licensed Products by Licensor

Licensee acknowledges that, except as specifically provided for in this Agreement, it shall not manufacture the Licensed Products directly and shall not have access to Licensor's Know-How. Licensor, therefore, shall be responsible for the manufacture and supply to Licensee of the Licensed Products for incorporation into the Licensee Products. Licensor acknowledges that it is the only source of the Licensed Products and, therefore, must use its best efforts at all times to meet the requirements of Licensee, as set forth in accordance with Appendix 3 attached hereto, for the Licensed Products.

(i) Licensor Warranties

    Licensor warrants as follows:

    that all Licensed Products manufactured and supplied under this Agreement shall be of good marketable quality and shall accord with the technical specifications set forth in Appendix 2 or such other specification as has been agreed between the parties in writing in substitution thereof;

    that prior to delivery all tests and quality control procedures set out in Appendix 2 or otherwise agreed will have been carried out in relation to each manufacturing lot of the Licensed Products with satisfactory results which will be made available to Licensee on delivery of the Licensed Products. A certificate of conformity will be supplied by Licensor with each lot delivered to Licensee.

(ii)  Quality Control

      Without prejudice to Licensee's rights hereunder Licensor will immediately notify Licensee's Quality -Controller by rapid means of communication (eg. facsimile, telephone) in the event of any circumstance coming to their attention which would be reasonably expected to lead to a claim being made against Licensee, its subsidiaries, affiliates, distributors, agents and their respective employees relating to the Licensed Products including but not limited to any Licensed Products' failure or difficulties disclosed by the quality control tests carried out on the Licensed Products by Licensor or any continued stability testing or of non-Licensee customer complaints to Licensor relating to the materials comprised in its Licensed Products or any other aspect thereof, the details of such notification to be confirmed in writing.

      Licensor will disclose to Licensee particulars of the results of Licensor's quality control tests carried out on the Licensed Products at Licensee's request and will, at Licensee's request permit a duly authorized representative of Licensee to visit and review the quality control and quality assurance procedures of the Licensor of the Licensed Products on thirty (30) days notice.

      Alterations in quality control procedures and technical specifications with respect to Licensed Products for Licensee may be introduced from time to time by prior written agreement between Licensor and Licensee.

(iii) Claims

      On receipt of any bona fide claim substantiated by data, Licensor will within thirty (30) days provide Licensee or its subsidiary, affiliate, distributor, agent or customer with replacement Licensed Products, or parts thereof, to the extent necessary to meet Licensor's warranties contained in this clause or to make good any shortages or non completed deliveries.

(iv)  Storage/Use

      Licensee undertakes to store the Licensed Products and to make written or verbal claims about the Licensed Products in accordance with the specifications to be agreed between the parties. Licensor will have no obligation to make replacements or otherwise (or have any liability hereunder) as a result of fault or negligence or improper or unauthorized use of the Licensed Products by Licensee or the ultimate user of the Licensed Products.

      Licensee acknowledges that Licensed Products supplied by Licensor are based on front line research and technology and have yet to be fully characterized in terms of their toxicity, allergenicity and the like. In the light thereof all Licensed Products are sold and delivered under the mutual understanding between the Licensor and the Licensee that the latter or his staff, who shall deal with or use the Licensed Products at any time shall be in possession of adequate education and all other relevant skills necessary for the proper and rightful handling and use of such potentially hazardous Licensed Products.

(v)     Quantity; Forecasts

        Appendix 3 attached hereto sets forth in detail the requirements for forecasting and submitting orders.

(vi)    Delivery

        Deliveries from the Licensor shall be FCA (Incotenns) Copenhagen. Licensor shall upon Licensee's request arrange for shipping of the Licensed Product to a location specified by Licensee. Shipping and insurance charges and all other costs related to transportation of the Licensed Product from Licensor's premises shall be borne by Licensee. Licensee shall satisfy itself as to the requirements of law or other regulations governing the import and entry of the Licensed Products into its own country and to obtain all necessary licenses, consent or approval required to import the goods, whereas Licensor shall arrange for any approval from the Danish authorities for export of the Licensed Products.

(vii)   Licensed Product Price

        The parties agree to negotiate in good faith the price per liter of Licensed Product on the basis that current knowledge is insufficient to arrive at a justifiable price ("Licensed Product Price"). In the event that the parties are unable to reach an agreement as to the Licensed Product Price within three (3) months of the date of this agreement Licensor agrees to submit manufacturing details to an independent contract producer, agreed to by Licensee, and Licensee will submit volume requirements and QC specifications for the Licensee Products. The parties hereby agree to be bound by the price per liter established by the contract producer. The Raw Material shall at all times be supplied by Licensee to Licensor free of charge. If production costs for Licensor change significantly during the course of this Agreement Licensee and Licensor agree to negotiate an adjustment in the Licensed Product Price, to be held constant thereafter for a minimum of 12 months.

        Proprietary rights and title to the Licensed Product shall remain with Licensor until the Licensed Product Price has been received by Licensor, whether or not Licensee has taken delivery of the Licensed Product.

(viii)  Indemnification

        Licensor shall indemnify Licensee against any and all liability, damages, costs and expenses, including without limitation reasonable attorneys' fees, made against or sustained by Licensee or any Affiliate arising from the use of the Licensed Product and any reasonable out-of-pocket costs to Licensee and/or its Affiliate for the recall of any Licensee Products as a direct result of a manufacturing defect in the Licensed Product. Any liability arising under this provision shall be limited to the lesser of (i) actual damages, costs and expenses or (ii) [*] US Dollars (US$[*]).

(ix)    Authorization

        Licensor has all necessary consents, permits or authorizations required under current law from any governmental body where the Licensed Product is manufactured and/or supplied from or from any other person, firm or corporation under any Agreement to which Licensor may be a party to manufacture and supply the Licensed Products to Licensee.

                                 Clause 15
              Modifications and Improvements to Licensed Products

Licensor shall disclose and make available to Licensee, free of charge, any and all material modifications and improvements to the Licensed Products devised by Licensor during the course of this Agreement.


                                   Clause 16
                               Payment of License

(i)    One-time License Fee

       In consideration for the License granted under this Agreement and the entering into by the parties of the Development/Research Terms attached hereto as Appendix 5, Licensee shall pay to Licensor a one-time non-refundable license fee in the amount of [*] US Dollars (US $[*]) (the "License Fee"). The License Fee shall be paid in accordance with Appendix 9 attached hereto.

(ii)   Royalty Payments

       Licensee shall pay to Licensor a royalty on its sales of Licensee Products in countries where Patent protection is subsisting based upon the net sale price. The royalty shall be calculated as follows:

       a) Existing products manufactured and sold by Licensee (including updated or modified versions of such existing products) into which currently used reagents are substituted with Licensed Products (an exhaustive list of existing products is attached hereto as Appendix 6):

          i) a [*] per cent royalty on any sale of Licensee Products by Licensee; and

          ii) an additional [*] per cent royalty on those sales of a particular Licensee Product that exceed the 1996 sales of that same product. For products introduced during 1996 the royalty shall be based on annualized sales, not actual sales

       b) Products not previously manufactured and sold by Licensee, i. e. products not mentioned or specified in Appendix 6 and into which Licensed Products are incorporated:

          i)  a [*] per cent royalty on any sale.

(iii)  Product Fees

       a) If a Patent is not granted in any one of the countries listed on Appendix 7 attached hereto, with claims covering [*] as used in the Licensed Product then the royalty payments described in (ii)(a) through (ii)(c) above shall not apply as to sales made in that country and Licensee shall pay to Licensor a product fee in the amount of [*] per cent on sales of Licensee Products in that country for the remaining period of this Agreement.

       b) When a Patent and the protection connected thereto ceases in a particular country, the royalty payments described in (ii)(a) through
          (ii)(c) shall no longer be payable as from the date of cessation in respect of sales in that country. Licensee shall be obligated to pay to Licensor a product fee in the amount of [*] per cent of the sales of Licensee Products in that country for the remaining period of this Agreement.

       c) In those countries where Licensee is selling products but where Licensor has no subsisting Patent protection the provisions of sections (ii)(a) through (ii)(c) shall not apply and Licensee shall pay to Licensor a product fee in the amount of [*] per cent of the sales of Licensee Products in those countries for the term of this Agreement.

(iv) In the event that Licensee is producing the Licensed Products itself for any of the reasons set forth in Clause 25 and/or Appendix 1, Licensee shall continue to pay a royalty or payment, as appropriate, on sales of Licensee Products in accordance with Sections (ii) and (iii) above.

(v) Each party shall at all times be responsible for its own charges, taxes and duties relating to the sale or purchase, as appropriate, of the Licensed Product(s).


                                   Clause 17
                                Minimum Payments

Licensee shall pay to Licensor a minimum payment of [*] US Dollars (US$[*]) per year (the "Minimum Payment"). The Minimum Payment shall commence on January 1, 1997, however, payments shall not begin until the initial commercial sale of a Licensee Product. If there are no sales of Licensee Products during 1997, Licensor shall receive a one-time payment of [*] US Dollars (US$[*]) within 10 working days of December 31, 1997 (the "Sales Payment"). In the event of the Patent not being granted, Patent protection ceasing or no Patent protection is subsisting in a country listed on Appendix 7, the Minimum Payment shall be reduced by the percentage applicable to that country, as set forth on Appendix
7. For example, if the Patent is not granted in the United States, the Minimum Payment shall be reduced, pro rata, by [*]% from the date that the relevant examination authority or court, as the case may be, issues its rejection/decision of invalidity. In the event that an appeal of that decision is successful and the patent is reinstated Licensee shall as from the date of the Appeal decision pay the full minimum payment. The Minimum Payment shall continue for the Term of this Agreement in accordance with the provisions of Clause 27(i) hereof.


                                   Clause 18
                       Time when Right to Payment Accrues

The right to payment accrues on the date of the Licensee's receipt of payment from its customer. The provision of the payment shall be made in accordance with Clause 20 below.


                                   Clause 19
                       Reports and Inspection of Accounts

Licensee shall provide to Licensor on a semi-annual basis a report of the exact number of Licensee Products sold and any other information relevant for determining the payment due.

Licensor shall have the right by means of an independent accountant appointed by Licensor and approved by Licensee (such approval not to be unreasonably withheld) to examine semiannually whether the reports provided are consistent with the general accounts of Licensee. The costs of such inspection and examination shall be borne by Licensor. Licensor shall ensure that the independent accountant shall limit its review to a reconciliation of the reports and accounts and that he/she shall keep confidential any information regarding Licensee's business or customers from Licensor and/or any third party.

                                   Clause 20
                       Settlement of Accounts and Payment

Accounts shall be rendered and settled quarterly in arrears. Until the parties agree otherwise, the quarterly payment shall be the Minimum Payment stipulated in Clause 17, i.e. a Minimum Payment paid quarterly of [*] US dollars (US$[*]), or such greater amount as may be determined in accordance with Clause 17. For example, if the initial commercial sale of a Licensee Product is made in March 1997, Licensor shall receive three (3) quarterly payments of [*] dollars and [*] cents ($[*]) each. After the expiry of each calendar year Licensee shall, within thirty (30) days, send to Licensor a complete and accurate account of the sales of Licensee Products in the previous calendar year showing any sum in excess of the Minimum Payment due to the Licensor thereunder.

Settlement of the excess payment due shall be made on or before the 15th February, or the next business day if the 15th falls on a weekend or public holiday, and shall be made in US dollars. The Licensor shall be entitled to interest on any sum overdue, the interest being calculated at [*] per cent ([*]%) per month.


                                   Clause 21
                   Manufacture or Sale of Competing Products

The Licensee shall not manufacture or sell products which would be in direct competition with the Licensed Products or any improvement made available to Licensee by Licensor during the period of this Agreement. Nothing in this Clause shall prevent Licensee from manufacturing or selling products which incorporate products which compete with the Licensed Products.


                                   Clause 22
                       Maintenance in Force of the Patent

Once a Patent has been granted in a particular country, Licensor shall keep in force that Patent. Licensor shall keep Licensee informed of the status of the Patent applications and shall give Licensee notice of any grant or rejection and any subsequent appeal, of a particular application, and any subsequent appeal, within ten (10) business days of their receipt of notification from the relevant patent authority.


                                   Clause 23
                            Protection of the Patent

In those countries where a Patent has been granted and Licensee has been informed that the Patent is in effect, Licensee shall notify Licensor of any infringement of the Patent that Licensee becomes aware of.

Licensor may take proceedings against the infringer and Licensee shall provide all necessary assistance at Licensor's expense. If Licensor determines not to proceed against the infringer and, if the applicable taw permits, Licensee may proceed with the prior written consent of Licensor, such consent not to be unreasonably withheld. In the event of the foregoing, Licensor shall provide all necessary assistance to Licensee, at Licensee's expense.

                                   Clause 24
                          Exploitation of the License

Licensee shall use its best efforts to exploit the License in a commercially reasonable manner. Licensee shall use the Licensed Products wherever commercially practicable in all products listed in Appendix 6.


                                   Clause 25
                               Events of Default

In addition to any other remedies set forth in this Agreement or provided for at law, either party shall have the right to terminate this Agreement if the other party shall have materially defaulted in the performance of any material agreement, condition or covenant contained in this Agreement which default has not been remedied after notice and the opportunity to cure.

In addition to those Release Events set forth in Appendix I Section B, a material default shall be deemed to have occurred in a case where any obligation of payment is not settled within thirty (30) days of notice thereof.

In the event of any default hereunder, the non-defaulting party shall give the defaulting party written notice of such default and the opportunity to cure such default within thirty (30) days, unless otherwise limited herein.

Within thirty (30) days of the parties reaching an agreement as to the final specifications of the Licensed Product, Licensor shall deposit the information necessary to enable Licensee to start its own production of the Licensed Product to be held in escrow by the Escrow Agent. Such information shall be released to Licensee in the event of the conditions outlined in Appendix I having taken place.

The Terms and Conditions for the Escrow Agent's obligations to deliver and release information to Licensee are listed in Appendix 1. In the event of Licensee taking over production of the Licensed Products, Licensee shall pay a royalty to Licensor in accordance with the provisions contained in Clause 16
(iv) above.


                                   Clause 26
         Provisions to be Observed in Case of Licensee's Own Production

In the event of Licensee taking over production of the Licensed Products, no authorization of Licensor shall be required for making modifications or improvements to the Licensed Products, provided that any modifications or improvements made shall be communicated to Licensor.

Licensor shall be entitled to make use, free of charge, of any modifications and improvements suggested by the Licensee.


                                   Clause 27
                     Term of the Agreement and Termination

(i) Term

    The Agreement shall take effect on the date set forth on the signature page hereof. The Agreement shall run for a period of ten (10) years. On the fifth anniversary of this Agreement the parties shall meet to review the terms of the Agreement. Minimum Payments for the first five year period shall be as set forth in Clause 17 hereof.

    If at the end of the first five year period the royalty/payment stream set forth in Clause 16 hereof does not exceed the Minimum Payment set forth in clause 17 hereof then Licensor shall have the right to make this Agreement non-exclusive. In the event of the foregoing, for the second five year period there will be no Minimum Payment as set forth in Clause 17 and percentage royalties, where applicable, shall be paid at a rate of [*]% of sales of Licensee Product.

    During the term of this Agreement the parties shall meet every three (3) years to review those areas in the scope of this Agreement that Licensee is not actively pursuing. Unless Licensee commits to a development program in those areas, agreed to by Licensor Licensor shall be free to license to third parties the Inventions and Know-How in those areas only from that time. In the event of the foregoing, Licensee shall have non exclusive rights to the non-exclusive areas of activity.

(ii)  Termination

    The Agreement may be terminated prior to the end of the Term only in the event of any of the following':

    (a)   at any time, upon mutual written agreement of the parties; or

    (b) by a non-defaulting party in accordance with the provisions of Clause 25; or

    (c) by Licensee in the event that the Development Project is not completed in accordance with Appendix 5 attached hereto.


                                   Clause 28
                             Mutual Confidentiality

Neither party shall, during the period of this Agreement or after termination, either by expiry or by breach, for a period of ten (10) years, communicate to third parties, either parties' trade or manufacturing secrets or any other confidential information disclosed by either party pursuant to this Agreement.

After termination of this Agreement, both parties shall cease using any confidential information received in connection with this Agreement and shall return to the other party immediately all documents relating to the manufacture of either the Licensed Products or the Licensee Products, except for one copy retained for legal/archival purposes.


                                   Clause 29
                                 Applicable Law

This Agreement shall be governed by the laws of the Kingdom of Denmark.

                                   Clause 30
                       Competent Jurisdiction/Arbitration

Should any dispute arise between the Parties concerning the execution and/or interpretation of this Agreement, the Parties will endeavor to solve the dispute in an amicable way.

If no amicable settlement can be reached between the parties concerning a dispute, such dispute shall be settled finally by binding arbitration. Arbitration shall be held in The Hague, the Netherlands and shall be conducted in English in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce, as in effect on the date of the commencement of the arbitration.


                                   Clause 31
                                Entire Agreement

This Agreement, including the Appendices hereto which are incorporated into this Agreement, contains the entire agreement of the parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties. Furthermore, it is the intention of the parties that this Agreement be controlling over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-pre-printed agreements clearly understood by both parties to be an amendment or waiver.


                                   Clause 32
                              Controlling Language

The official text of this Agreement shall be the English language, and such English text shall be controlling in all respects, notwithstanding any translation hereof required under the laws or regulations of any other country. The par-ties undertake to use the English language in respect of all documents and communications contemplated hereby, except where another language must be used under the laws and regulations of another country. In any such a case, a certified English translation shall be supplied to the other party by the party using such document or making such communication.


                                   Clause 33
                                  Severability

If any provision of this Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.


                                   Clause 34
                               Further Assurances

Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

                                   Clause 35
                               Notice and Reports

All notices, consents or approvals required by this Agreement shall be in writing sent by certified or registered air mail, postage prepaid or by facsimile or cable (confirmed by such certified or registered mail) to the parties at the addresses set forth on page 1 of this Agreement or such other addresses as may be designated in writing by the respective parties. Notices shall be deemed effective on the date of mailing.


                                   Clause 36
                          Relationships of the Parties

Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute Licensor and Licensee as partners, agents or joint venturers with respect to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.


                                   Clause 37
                                     Waiver

The waiver by either party of a breach of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.


                                   Clause 38
                                    Captions

Paragraph captions are inserted for convenience only and in no way are to construed to define, limit or affect the construction or interpretation hereof.


                                   Clause 39
                                 Force Majeure

A party shall not be liable for nonperformance or delay in performance (other than of obligations regarding payment of money or confidentiality) caused by any event reasonably beyond the control of such party including, but not limited to wars, hostilities, revolutions, riots, civil commotion, national emergency, strikes, lockouts, epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency.


                                   Clause 40
                                 Export Control

The parties hereto agree to comply with all export laws, restrictions and regulations of the United States as well as those of any relevant foreign agency or authority.

                                   Clause 41
                                  Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.


         [The remainder of this page has been left intentionally blank]

The parties hereto have executed this Agreement to be effective as of this 29th day of August, 1996.



As Licensor:                        As Licensee:



/s/ Anders Weber                    /s/ Kenneth M. Cohen
-------------------------           -------------------------------
By:  Anders Weber                   By:  Kenneth Cohen

Title:  Managing Director           Title:  Chief Executive Officer



/s/ Gunnar Aass
-------------------------
By:  Gunnar Aass

Title:  Chairman



The undersigned hereby agree to be made a party to this Agreement solely as to Clauses 1, 2, 3, 4, 29 and 30 hereof and agree to be bound by the foregoing provisions notwithstanding any rights or obligations set forth in the Transfer of Rights Agreement.


[*]                           [*]



/s/ Anders Weber                    /s/ Gunnar Aass
-------------------------           -------------------------------
By:                           By:

Title:                        Title:

                                  Appendices:
                                  -----------

Appendix 1:  Manufacture by Licensee of Licensed Product.

Appendix 2:  Technical Specifications of Licensed Product.

Appendix 3:  Forecasting/Scheduling/Delivery of Licensed Product.

Appendix 4:  Trademark Guidelines.

Appendix 5:  Development/Research Terms.

Appendix 6:  Existing Products.

Appendix 7:  Countries

Appendix 8:  The Patent

Appendix 9:  License Fee

                                   APPENDIX 1

                  Manufacture by Licensee of Licensed Product


A.  Manufacture of Licensed Product by Licensee.
    -------------------------------------------

    What follows is a broad description of Production information which will be placed in escrow when the specifications of particular Licensed Products are established under the terms of Appendix 5. The list is not comprehensive as the number of Licensed Products is anticipated to increase with time:

1.  Specification.

2.  Procedure for [*].

3.  Procedure for [*].

4.  Characterization of [*] through Characterization of the coupled label.

5.  Characterization of [*] through coupling of standard antibody ligand to [*].

6. Characterization of [*] through Characterization of [*] and [*] conjugated with standard antibody by [*].

7.  Characterization of [*] Production through test of [*] standard [*].

8.1 Procedure for Production of [*] intended for [*] and characterization of Conjugate in [*].

8.2 Procedure for Production of [*] intended for use in the [*] and characterization of Conjugates in [*].

8.3 Procedure for Production of [*] intended for [*] and characterization of Conjugate in [*].

B.  Escrow Instructions
    -------------------

In accordance with the provisions of Clause 25 of the Agreement certain circumstances set forth therein and in items 1-4 below shall trigger the release by the Escrow Agent of the Manufacturing Details as described generally in Section A of this Appendix and as deposited with the Escrow Agent by Licensor.

By their signature to the Agreement and this present Appendix, the parties jointly appoint the lawyer Christian Schow Madsen of the law firm Hjejle, Gersted & Mogensen, to act as escrow agent ("Escrow Agent") and in that capacity to act on behalf of both parties to keep in escrow the Manufacturing Details, as amended from time to time.

The Escrow Agent shall within thirty (30) days of completion of the Development Project, receive from the Licensor the Manufacturing Details and shall by way of a signed copy of this Appendix, to be delivered to the Licensee, confirm safe receipt thereof. The Escrow Agent's confirmation shall entail no guarantee that the Manufacturing Details fulfil the Licensor's obligations under the Agreement. Information on manufacture of a particular Licensed Product not mentioned in Appendix 5 which in the future may fall under the present Agreement shall similarly be transferred to the Escrow Agent upon final specifications of the product.

The parties hereby agree that the Escrow Agent shall have the authority to deliver to Licensee the Manufacturing Details without any delay and without Licensor or his successors having any right or means to prevent such delivery, in the event of any of the following (each a "Release Event"):

1. Any material breach of the Agreement on the part of Licensor, which has not been cured in accordance with the provisions of the Agreement, it being understood that acts or omissions assessed by the Escrow Agent to constitute a material breach of the Agreement in relation to the release of the Manufacturing Details be deemed such a breach; or

2. Licensor shall fail to deliver to Licensee the entire quantity of the Licensed Product set forth in the orders submitted in accordance with Appendix 3 provided, however, that the non-delivery by Licensor is not a result of Licensee's failure to supply Raw Material and that the non-delivery shall not have been remedied within fourteen (14) days' of written notice from Licensee, which notice must have been sent within ten (10) working days following the failure to deliver, and provided that the non-delivery by Licensor shall not be due to a force majeure as defined in Clause 40, for which the Licensor cannot reasonably be held responsible; or

3. Licensor shall not deliver the Licensed Product at any time to Licensee in accordance with the specifications listed in Appendix 2, as amended from time to time by the mutual written agreement of the parties. It is a requirement that it be certified in writing that the Licensed Product does not meet the specifications and the documentation thereon be sent to the Escrow Agent by an independent reference laboratory, to be selected in accordance with the provisions of Appendix 3, within 7 days of the receipt of the noncomplying Licensed Product; or

4. Licensor shall be declared bankrupt or enter into a composition for the benefit of its creditors.

Requests by Licensee for delivery of the Manufacturing Details shall be made in writing to the Escrow Agent with a copy to Licensor and it is the obligation of the Escrow Agent, provided that he has been supplied with the necessary documentation and evidence by Licensee, to hand out to Licensee the Manufacturing Details, following which the Escrow Agent shall be fully released and discharged from any and all duties and obligations hereunder.

Licensor and Licensee expressly declare that the following provisions shall apply in favor of the Escrow Agent:

1. Provided that the Escrow Agent has not acted negligently or fraudulently when exercising his discretionary powers under the Agreement, the Escrow Agent shall not be liable for any loss, cost, damages or expenses which may result from anything done or omitted to be done by him;


2. The Escrow Agent shall be at liberty to place the Manufacturing Details in any safe deposit, safe or other receptacle selected by the Escrow Agent, in any part of the world, or with any bank or banking company believed to be of good repute, and the Escrow Agent shall not be responsible for or be required to insure against any loss incurred in connection with any such deposit and Licensor and Licensee shall pay all sums required to be paid on account of or in respect of any such deposit;

3. Whenever the Escrow Agent is under the provisions of this Agreement bound to act he shall nevertheless not be so bound unless first indemnified to his satisfaction against all actions, proceedings, claims and demands from third parties, to which he may render himself liable and all costs, charges, damages, expenses and liabilities, which he may incur by so doing;

4. Any documentation and/or evidence assessed by the Escrow Agent to be sufficient to prove that a Release Event has occurred is deemed to be so;

5. Without prejudice to the above mentioned provisions it is agreed that the liability of the Escrow Agent cannot exceed the fees received by the Escrow Agent in his capacity as such under this Agreement.

The Escrow Agent acknowledges that time is of the essence in the performance of its obligations and that a delay in production of the Licensed Product could have a serious adverse impact on Licensee's business. The Escrow Agent, therefore, shall ensure delivery of the Manufacturing Details to Licensee within ten (10) working days of receipt of notice and evidence from Licensee of a Release Event.

The Licensor and Licensee are jointly and severally liable for the payment of all fees payable to and costs, charges, damages, expenses and liabilities which are incurred by the Escrow Agent in performance of the duties hereunder. Invoices for services should be sent to each party at the address listed on page 1 of the Agreement.


As Licensor:                        As Licensee:


/s/Anders Weber                     /s/ Kenneth M. Cohen
-------------------------           -------------------------------
By:  Anders Weber                   By:  Kenneth Cohen

Title:  Managing Director           Title:  President and Chief Executive
                                            Officer


/s/ Gunnar Aass
-------------------------
By:  Gunnar Aass

Title:  Chairman



Accepted as Escrow Agent:


/s/ Christian Schow Madsen
--------------------------
Christian Schow Madsen

                                   APPENDIX 2


The Licensed Product manufactured by the Licensor is defined as any reagent supplied to the Licensee that incorporates a specific binding agent, a [*] and an enzyme or dye label.

The Licensed products will vary in technical specification depending upon the exact nature of the specific binding agent and label. Antibodies supplied by the Licensee may behave differently to those sourced by the Licensor.

As a general guideline the following provisional technical specifications have been determined for other products manufactured by the Licensor and it is expected that the Licensed Product supplied to the Licensee will fall within these guidelines.

[*] conjugates

1.  [*]

2.  [*]

3.  [*]

[*] conjugates

1.  [*]

2.  [*]

3.  [*]

It is anticipated that more detailed specifications will be prepared at a later date for each specific product to be supplied by the Licensor to the Licensee on completion of the development program in the Licensor's laboratory.

                                   APPENDIX 3


Forecasting/Scheduling/Delivery of Licensed Product

In accordance with Clause 14 of the Agreement, this Appendix shall set forth the procedures to be followed in connection with (i) the ordering by Licensee and delivery by Licensor of the Licensed Product to the Licensee and (ii) the provision of Raw Material.

Planning/forecast:

At the latest by December 15 in any year, beginning on December 15, 1996, Licensee shall submit to Licensor its forecast for required deliveries of the Licensed Product during the following year. In addition, Licensee shall provide to Licensor a schedule for its requirements as to when on a quarterly basis deliveries of the Licensed Product must be made by Licensor. Licensor shall within fourteen (14) working days from receipt of said forecast submit to Licensee a schedule for its requirement for Raw Material corresponding to the forecast.

Placing of Firm Order for Licensed Product:

Neither Licensee nor Licensor shall be bound by the figures and indications given in the annual forecasts as described above. Licensee shall within (seven) 7 days of the beginning of each quarter give a precise and firm commitment of its requirements for manufacture and delivery in the following calendar quarter (the "Licensee Order").

Placing of Order for Raw Materials:

Licensor shall within seven (7) working days from the receipt of the Licensee Order and on the basis of the Licensee Order place its order for Raw Material to be provided by Licensee (the "Licensor Order"). Licensee shall deliver to Licensor the Raw Material within fourteen (14) working days of receipt of the Licensor Order.

Acceptance of Raw Material

Within fourteen (14) working days from the receipt of a particular shipment of Raw Material, Licensor may reject the shipment if the Raw Material fails to meet mutually accepted quality specifications to be agreed between the parties. Licensor shall provide documentation to Licensee regarding the manner in which the Raw Material fails to meet the specifications and Licensee shall, upon agreement, provide to Licensor replacement Raw Material within seven (7) working days.

Pre-delivery Sample:

Licensor shall within thirty (30) days following the receipt of a Licensee Order forward to Licensee a pre-delivery sample. Such pre-delivery samples shall be forwarded to Licensee's premises at 11011 Via Frontera, San Diego, CA 92127, USA, attn: Clifford Frank, or his designee.

If Licensee's evaluation of the pre-delivery sample concludes that it is not acceptable and does not meet the technical specifications as described in Appendix 2, Licensee shall within ten working days after having received the pre-delivery sample give notification in writing to this effect to Licensor who. If Licensor has not received such notification, Licensor shall regard the pre-delivery sample as accepted by the Licensee and shall be under the obligation to ship the Licensed Product described in the relevant order and based on the pre-delivery sample Licensee or Licensee's appointee.

Replacement Batch:

If Licensor is notified within ten (10) working days that the sample is not acceptable, Licensor shall, save for the situation described below, be obligated to provide and send to Licensee a replacement batch within twenty (20) days of receipt of Raw Material sufficient to produce a replacement batch.

Dispute:

If Licensor does not agree with Licensee's claim on batch failure, Licensor may within said time limit of thirty (30) days ask an independent testing laboratory to give an opinion and statement as to whether the pre-delivery sample sent to the Licensee meets the technical specification of the Licensed Product as defined in Appendix 2.

If Licensee does not agree with Licensor's claim of batch failure and subsequent rejection of a particular shipment of Raw Material, the Licensor shall within fourteen (14) working days submit samples and other evidence substantiating his claims to an independent testing laboratory to obtain an opinion and statement as to whether the disputed batch of Raw Material meets the mutually accepted quality specification.

The parties agree to accept an independent testing laboratory selected by the Clinical Laboratory Research Association of Germany which shall be approached by the parties at the time of any dispute hereunder.

Stock held by Licensee:

Licensee intends at any time during the duration of this Agreement to order quantities of the Licensed Product which will result in a sufficient stock to support his requirements under this Agreement and will endeavor to hold a stock of a minimum two batches of the Licensed Product at all times.


As Licensor:                        As Licensee:


/s/Anders Weber                     /s/Kenneth M. Cohen
-------------------------           -------------------------------
By:  Anders Weber                   By:  Kenneth Cohen

Title:  Managing Director           Title:  Chief Executive Officer



/s/ Gunnar Aass
--------------------------
By:  Gunnar Aass

Title:  Chairman

                                   APPENDIX 4

                  Description and Use of Licensor's Trademarks


Licensor is the proprietor of the trademark registrations; AMDEX 'word', VA
01.615 1996, registered in Denmark on March 15, 1996 (priority date January 9,
1995) and AMDEX 'figure' (an "X") VR 01.977 1995, shown on Schedule 1 attached hereto, registered in Denmark on March 24, 1995, priority date January 9, 1995. The attached Schedule 2 indicates the territories in the world where these trademarks have been filed and their status in each territory.

The trademark registration generally covers all goods in the international classes 1 and 5, although the specification of goods eventually might vary according to the result of the prosecution of the applications.

Licensor intends, but is not obliged under the present Agreement, to extend the protection of the mark to other countries as commercial conditions dictate and/or by requests from the Licensee.

Licensor intends to discuss with Licensee the filing of new trade marks covering the Licensed Product with the aim of jointly promoting the Licensee Products and Licensor reagents in general.

Licensee must display the above trademarks in the Materials in accordance with the following:

(i)    The trademarks must generally be placed prominently on the Materials.

(ii) The trademarks must be at least twenty five per cent (25%) of the size of the largest name or trademarks of the Licensee displayed on the Materials.

(iii)  Licensee shall supply Licensor with a copy of the Materials within sixty
       (60) days of its publication and shall, where reasonably practicable, accommodate any comments made by Licensor regarding the use of the trademarks in future Materials produced.

          Licensee may request written permission to display the trademarks in a manner outside the guidelines set forth above. Such permission cannot be assumed to be given until it has been received in writing by the Licensee.

(iv) Licensee must indicate the status as a registered trademark by the use of the international signs " or 3, as appropriate, placed close to the trademarks. The Materials must indicate that the word and the figure are trademarks of Licensor.

                                   SCHEDULE 1

This schedule is a graphical image representing the trademark of Amdex. The graphical image is a blackened circle with a white "X" in the middle.

                                   SCHEDULE 2



 Proprietor     Country   Trademark   Classes   App. No.   App. Date   Reg. No.   Reg. Date   Status   Goods
------------------------------------------------------------------------------------------------------------
     [*]          [*]        [*]        [*]       [*]         [*]        [*]         [*]       [*]      [*]
============================================================================================================

                                   APPENDIX 5

                           DEVELOPMENT/RESEARCH TERMS


These Development/Research terms set forth the understanding between Licensor and Licensee regarding the Development Project. The development/research work shall be carried out by Licensor in its laboratories in Copenhagen.

The Development Project shall run for twelve consecutive months starting on the 1st August 1996.

The work outlined below shall be the minimum acceptable by Licensee. Licensee shall be permitted to review the progress of the Development Project on a monthly basis. If the work as listed below is substantially completed within the twelve month period, the Licensee shall add other products to be included in the contract period. If Licensor has not completed the Development Project outlined below by July 31, 1997 Licensee shall have the right to terminate the Agreement and shall be released from all obligations set forth therein.

Licensee agrees to make any parties under Licensee's control having access to Licensor's technical information under this Agreement bound to the confidentiality provisions of the Agreement.


                      PROJECTS FOR DEVELOPMENT BY LICENSOR

                                     1. [*]

The number one priority is the upgrading of the [*] test. This product, although having adequate sensitivity, is perceived as having a [*]. It depends on a [*] for signal development. The signal must be improved by the substitution of an [*].

The need for urgency arises from the seasonality of [*] sales in the United States. In order to meet the 1997 [*] season with an improved product, the product must be ready for sale by early January of 1997.

The product and its current components are indicated on the attached diagram 1. Licensee desires to replace the [*] pad, with a [*]. Licensee intends ultimately to have the [*] for all procedural control lines in all [*] diagnostics. Since the Licensee's logo is a [*], this would be the [*] for the universal procedural line. Thus, the [*] chosen for the sample signal generator must not be [*]. It is because of the constraints of time that in this first improvement Licensee has decided not to opt for the development of the [*].

In order to accomplish the change to the diagnostic, Licensee will provide Licensor with the following, in mutually agreeable quantities. Some of the items are proposed (and are so indicated), since they are the property of [*] and are not within Licensee' control. However, Licensee will make every effort to see that they are made available to Licensor.

a)  [*]
b)  [*]
c)  [*]
d)  [*]
e)  [*]
f)  [*]
g)  [*]

[*].


                                     2. [*]

The second product is a combination product for the detection of [*], in [*] serum or plasma. The product will be developed in conjunction with a party to be named by Licensee, and will have a format and housing similar to that in the attached diagram 2. This diagram also indicates the proposed principles for the test. The tests are run on [*]. It is proposed that Licensee employ three different colors. One color will be for the [*] and will be the same for both tests. The other two colors will be separately employed for signal generation with [*]. Since Licensee envisions other products with these attributes Licensee would like to standardize the procedural control for all such products. Since Licensee's logo is a [*]. we would propose that a [*] be developed for the [*]. Choice of the other two colors should depend only on development of adequate [*] when the device is run with [*] samples.

For the purpose of developing these reagents, Licensee will provide Licensor with the following materials in amounts that are mutually agreeable.

a)  [*]
b)  [*]
c)  [*]
d)  [*]
e)  [*]
f)  [*]
g)  [*]
h)  [*]
i)  [*]
j)  [*]

It is anticipated that as soon as the agreement between Licensor and Licensee is finalized, that Licensee will initiate the development of the diagnostic at the party to be named by Licensee. As the product is developed, Licensee will ensure, to the best of its ability, that there is adequate communication between the party to be named by Licensee and Licensor. To facilitate this and the initiation of the project, a scientist from Licensee will spend time at the party to be named by Licensee at an early stage in the project program. In addition, if it is necessary to facilitate and expedite the program, the same scientist can visit Licensor, during the same time frame or at a later stage.


                                     3. [*]

This is an existing product developed and marketed by Licensee. It is for use in detecting [*]. It uses a [*] format, with [*] as the signal generator. Licensee desires that Licensor improve the product by increasing the [*]. This will permit [*].

For the purposes of improving the diagnostic, Licensee will provide Licensor with the following materials in quantities mutually agreeable.

a)  [*]
b)  [*]
c)  [*]
d)  [*]
e)  [*]
f)  [*]

As Licensor:                        As Licensee:


/s/ Anders Weber                    /s/ Kenneth M. Cohen
-------------------------           -------------------------------
By:  Anders Weber                   By:  Kenneth Cohen

Title:  Managing Director           Title:  Chief Executive Officer



/s/ Gunnar Aass
-------------------------
By:  Gunnar Aass

Title:  Chairman

                                   DIAGRAM 1


                                      [*]



                                   DIAGRAM 2


                                      [*]

                                   APPENDIX 6

                               EXISTING PRODUCTS


 Product Name     Description   Species   Test Method
=====================================================
      [*]             [*]         [*]         [*]
-----------------------------------------------------

                                   APPENDIX 7

                                   COUNTRIES

                            PERCENTAGE OF
         COUNTRY            TOTAL LICENSEE SALES
         Australia          [*]%
         Austria            [*]%
         Belgium            [*]%
         Canada             [*]%
         France             [*]%
         Germany            [*]%
         Greece             [*]%
         Holland            [*]%
[*]      India              [*]%
[*]      Israel             [*]%
         Italy              [*]%
         Japan              [*]%
         Korea              [*]%
[*]      Malaysia           [*]%
[*]      New Zealand        [*]%
         Nordic             [*]%
[*]      Portugal           [*]%
[*]      South Africa       [*]%
         Spain              [*]%
         Switzerland        [*]%
[*]      Taiwan             [*]%
[*]      Thailand           [*]%
[*]      Turkey             [*]%
         U.K                [*]%
         U.S.A              [*]%

*   [*]

** This Appendix 7 may be amended from time to time by Licensee to accurately reflect its market positions. Licensee shall provide any amended version of this Appendix to Licensor and such amended version shall not be binding until receipt has been acknowledged by Licensor.

                                   APPENDIX 8

                                   The Patent

-----------------------------------------------------
 COUNTRY              NUMBER               STATUS
-----------------------------------------------------
  [*]                  [*]                  [*]
-----------------------------------------------------

                                   APPENDIX 9

                                  License Fee


Payment             Amount
-------             ------
August 29, 1996     US$[*]

October 28, 1996    US$[*]